Exhibit 99.2

arlo
Arlo | Charlotte, NC

BLUEROCK RESIDENTIAL GROWTH REIT™

Q4 2018 EARNINGS SUPPLEMENT

Listed on the NYSE American: BRG

Alexan Southside Place | Houston, TX

CITY WALK
Roswell City Walk | Roswell, GA

Bluerock Residential Growth REIT, Inc.
Fourth Quarter 2018
Supplemental Financial Information
(Unaudited)

Table of Contents

Fourth Quarter Earnings Release	3

Financial and Operating Highlights	17

Share and Unit Information	18

EBITDAre and Interest Information	19

Financial Statistics	20

Recent Acquisitions and Investments	21

Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties	22

Portfolio Information	23

Renovation Table	24

Mezzanine/Preferred Investments	25

Condensed Consolidated Balance Sheets	26

Consolidated Statements of Operations	27

Reconciliation of Funds from Operations (FFO), Core Funds from Operations (CFFO), and Adjusted Funds from Operations (AFFO)	28

Mortgages Payable Summary Information	29

2019 Outlook	31

Definitions of Non-GAAP Financial Measures	32

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including statements relating to the Company’s operating environment, operating trends, and outlook. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2018, and subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

2

Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

For Immediate Release

Bluerock Residential Growth REIT Announces Fourth Quarter 2018 Results

- Total Revenues Grew 37% YoY to $50.0 Million -

- Same Store Revenue Growth of 5.5% YoY -

New York, NY (February 14, 2019) – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“the Company”), an owner of highly amenitized multifamily apartment communities, announced today its financial results for the quarter ended December 31, 2018.

Fourth Quarter Highlights

•	Total revenues grew 37% to $50.0 million for the quarter from $36.6 million in the prior year period.

•	Net loss attributable to common stockholders for the fourth quarter of 2018 was ($0.55) per share, as compared to ($1.87) per share in the prior year period.

•	Property Net Operating Income (“NOI”) grew 32% to $26.8 million, from $20.2 million in the prior year period.

•	Same store revenue and NOI increased 5.5% and 7.6% respectively, as compared to the prior year period.

•	Core funds from operations attributable to common shares and units (“CFFO”) increased 47% to $6.3 million, from $4.3 million in the prior year period. CFFO per share is $0.20 for the fourth quarter as compared to $0.14 in the prior year period. Dividend payout on a CFFO basis improved to 81% during the fourth quarter.

•	Adjusted funds from operations attributable to common shares and units (“AFFO”) grew 48% to $5.6 million, from $3.8 million in the prior year period. AFFO per share is $0.18 for the quarter as compared to $0.13 in fourth quarter 2017.

•	Consolidated real estate investments, at cost, increased approximately $349.9 million to $1.8 billion, from December 31, 2017.

•	The Company invested approximately $39.7 million for an 85% interest in a multifamily community totaling 512 units with a total purchase price of $143.4 million.

•	The Company completed 339 value-add unit upgrades during the quarter.

Full Year 2018 Highlights

•	Total revenues grew 49% to $184.7 million for the year from $123.6 million in the prior year.

•	Net loss attributable to common stockholders for 2018 was ($1.82) per share, as compared to ($1.79) per share in the prior year.

•	Property NOI grew 40% to $94.5 million, from $67.3 million in the prior year.

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Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

•	Same store revenue and NOI increased 4.5% and 4.9% respectively, as compared to the prior year.

•	CFFO increased 49% to $24.8 million, from $16.7 million in the prior year. CFFO per share increased 29% to $0.80 for the year from $0.62 in the prior year.

•	AFFO grew 46% to $22.2 million, from $15.2 million in the prior year. AFFO per share grew 29% to $0.72 from $0.56 in the prior year.

•	For the full year, the Company made investments in eight properties with 2,309 total units for a total purchase price of $366.5 million.

•	The Company completed 1,186 value-add unit upgrades during the year.

“We are pleased to announce another strong quarter of operating results. Property NOI is up over 32% and same store NOI is up 7.6% over the prior year. These results demonstrate the ongoing successful execution of our strategic initiatives. We continue to realize attractive returns on our value-add unit renovation investments along with accretively growing our portfolio with well-located, high quality properties,” said Ramin Kamfar, Company Chairman and CEO. “We again covered our dividend and are pleased with our industry-leading performance. With a robust pipeline of opportunities, we remain committed to our investment strategy and are optimistic about our outlook.”

Financial Results

Net loss attributable to common stockholders for the fourth quarter of 2018 was $12.8 million, compared to $46.2 million in the prior year period. Net loss attributable to common stockholders included non-cash expenses of $17.7 million or $0.75 per share in the fourth quarter of 2018 compared to $49.8 million or $2.02 per share for the prior year period.

CFFO for the fourth quarter of 2018 was $6.3 million, or $0.20 per diluted share, compared to $4.3 million, or $0.14 per diluted share in the prior year period. CFFO adds back non-cash, non-operating expenses such as accretion on the Company’s Series B preferred stock. CFFO was primarily driven by growth in property NOI of $6.6 million and interest income of $3.5 million arising from significant investment activity. This was primarily offset by a year-over-year increase in interest expense of $4.4 million, general and administrative expenses of $1.5 million, and preferred stock dividends of $1.9 million.

AFFO for the fourth quarter of 2018 was $5.6 million, or $0.18 per diluted share, compared to $3.8 million, or $0.13 per diluted share in the prior year period.

Total Portfolio Performance

$ In thousands, except average rental rates	4Q18	4Q17	Variance		FY18	FY17	Variance
Total Revenues (1)	$50,001	$36,574	36.7%		$184,716	$123,576	49.5%
Property Operating Expenses	$17,493	$14,142	23.7%		$67,997	$48,346	40.6%
NOI	$26,795	$20,243	32.4%		$94,464	$67,300	40.4%
Operating Margin	60.5%	58.9%	160	bps	58.1%	58.2%	(10)	bps
Occupancy Percentage	94.5%	94.1%	40	bps	94.1%	94.3%	(20)	bps
Average Rental Rate	$1,280	$1,222	4.7%		$1,251	$1,220	2.5%

(1) Including interest income from related parties

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Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

For the fourth quarter of 2018, property revenues increased by 36.7% compared to the same prior year period primarily attributable to the increased size of the portfolio. Total portfolio NOI was $26.8 million, an increase of $6.6 million, or 32.4%, compared to the same period in the prior year. Property operating expenses were up primarily due to the increased size of the portfolio.

Property NOI margins expanded by 160 basis points to 60.5% of revenue for the quarter, compared to 58.9% of revenue in the prior year quarter.

Same Store Portfolio Performance

$ In thousands, except average rental rates	4Q18	4Q17	Variance		FY18	FY17	Variance
Revenues	$31,984	$30,313	5.5%		$84,504	$80,828	4.5%
Property Operating Expenses	$12,871	$12,558	2.5%		$34,967	$33,585	4.1%
NOI	$19,113	$17,755	7.6%		$49,537	$47,243	4.9%
Operating Margin	59.8%	58.6%	120	bps	58.6%	58.4%	20	bps
Occupancy Percentage	94.6%	93.8%	80	bps	94.1%	94.4%	(30)	bps
Average Rental Rate	$1,285	$1,226	4.8%		$1,300	$1,244	4.5%

The Company’s same store portfolio for the quarter ended December 31, 2018 included 24 properties. For the fourth quarter of 2018, same store NOI was $19.1 million, an increase of $1.3 million, or 7.6%, compared to the same period in the prior year. Same store property revenues increased by 5.5% compared to the same prior year period, primarily attributable to a 4.8% increase in average rental rates, as well as average occupancy increasing 80 basis points to 94.6%. Same store expenses increased $0.3 million, primarily due to $0.15 million related to payroll, $0.11 million in maintenance, and $0.09 million of increased real estate taxes.

Renovation Activity

The Company completed 1,186 value-add unit upgrades during the year, including 339 units during the fourth quarter.

Since inception within the existing portfolio, the Company has completed 1,666 value-add unit upgrades at an average cost of $4,824 per unit and achieved an average monthly rental rate increase of $104 per unit, equating to a 25.9% ROI on all unit upgrades leased as of December 31, 2018. The Company has identified approximately 4,800 remaining units within the existing portfolio for value-add upgrades with similar projected economics to the completed renovations. The Company expects to complete between 900 and 1,200 unit renovations in 2019.

Acquisition Activity

On November 15, 2018, the Company acquired an 85% interest in a 512-unit apartment community located in Lakewood, Colorado, known as Ashford Belmar. The total purchase price was approximately $143.4 million, funded in part by a $100.7 million mortgage loan secured by the Ashford Belmar property.

The Company also entered into three development joint ventures with unrelated third parties in the fourth quarter. The development joint ventures are for apartment communities with a total of 631 units in Leander, Texas, Austin, Texas, and Concord, North Carolina. The Company contributed approximately $9.5 million out of total preferred commitments of $40.0 million.

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Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

Balance Sheet

During the fourth quarter, the Company raised gross proceeds of approximately $43.7 million through the issuance of 43,656 shares of Series B preferred stock with associated warrants at $1,000 per unit. For the full year 2018, the Company raised gross proceeds of approximately $123.6 million through the issuance of 123,592 shares of Series B preferred stock.

As of December 31, 2018, the Company had $24.8 million of unrestricted cash on its balance sheet, approximately $48.3 million available among its revolving and term credit facilities, and $1.3 billion of debt outstanding.

Dividend

The Board of Directors authorized, and the Company declared, a quarterly dividend for the fourth quarter of 2018 equal to a quarterly rate of $0.1625 per share on its Class A common stock, payable to the stockholders of record as of December 24, 2018, which was paid in cash on January 4, 2019. A portion of each dividend may constitute a return of capital for tax purposes.

On October 12, 2018, the Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B preferred stock, payable to the stockholders of record as of October 25, 2018, November 23, 2018, and December 24, 2018 which were paid in cash on November 5, 2018, December 5, 2018, and January 4, 2019, respectively.

2019 Guidance

Based on the Company’s current outlook and market conditions, the Company anticipates 2019 CFFO in the range of $0.80 to $0.84 per share. For additional guidance details underlying earnings guidance, please see page 31 of Company’s Fourth Quarter 2018 Earnings Supplement available under Investor Relations on the Company’s website (www.bluerockresidential.com).

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Thursday, February 14, 2019 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until March 14, 2019 at http://services.choruscall.com/links/brg190214.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10127798.

The full text of this Earnings Release and additional Supplemental Information is available in the Investor Relations section on the Company’s website at http://www.bluerockresidential.com.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of institutional-quality highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through value add improvements to properties and operations. The Company is included in the Russell 2000 and Russell 3000 Indexes. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

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Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2018, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

Portfolio Summary

The following is a summary of our operating real estate and mezzanine/preferred investments as of December 31, 2018:

Consolidated Operating Properties	Location	Number of Units	Year Built/ Renovated (1)	Ownership Interest	Average Rent (2)	% Occupied (3)
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	100%	$1,301	97%
ARIUM Glenridge	Atlanta, GA	480	1990	90%	1,195	93%
ARIUM Grandewood	Orlando, FL	306	2005	100%	1,384	95%
ARIUM Gulfshore	Naples, FL	368	2016	100%	1,261	98%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	100%	1,387	95%
ARIUM Metrowest	Orlando, FL	510	2001	100%	1,368	94%
ARIUM Palms	Orlando, FL	252	2008	100%	1,335	92%
ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	85%	1,267	95%
ARIUM Westside	Atlanta, GA	336	2008	90%	1,537	99%
Ashford Belmar	Lakewood, CO	512	1988/1993	85%	1,612	92%
Ashton Reserve	Charlotte, NC	473	2015	100%	1,116	93%
Citrus Tower	Orlando, FL	336	2006	97%	1,279	93%
Enders Place at Baldwin Park	Orlando, FL	220	2003	92%	1,762	97%
James on South First	Austin, TX	250	2016	90%	1,277	94%
Marquis at Crown Ridge	San Antonio, TX	352	2009	90%	1,006	93%
Marquis at Stone Oak	San Antonio, TX	335	2007	90%	1,425	94%
Marquis at The Cascades	Tyler, TX	582	2009	90%	1,201	96%
Marquis at TPC	San Antonio, TX	139	2008	90%	1,499	94%
Outlook at Greystone	Birmingham, AL	300	2007	100%	958	91%
Park & Kingston	Charlotte, NC	168	2015	100%	1,243	98%
Plantation Park	Lake Jackson, TX	238	2016	80%	1,408	93%
Preston View	Morrisville, NC	382	2000	100%	1,093	95%
Roswell City Walk	Roswell, GA	320	2015	98%	1,509	95%
Sands Parc	Daytona Beach, FL	264	2017	100%	1,323	97%
Sorrel	Frisco, TX	352	2015	95%	1,279	87%
Sovereign	Fort Worth, TX	322	2015	95%	1,347	95%
The Brodie	Austin, TX	324	2001	93%	1,271	95%
The Links at Plum Creek	Castle Rock, CO	264	2000	88%	1,428	94%
The Mills	Greenville, SC	304	2013	100%	1,019	96%
The Preserve at Henderson Beach	Destin, FL	340	2009	100%	1,350	94%
Veranda at Centerfield	Houston, TX	400	1999	93%	926	94%
Villages of Cypress Creek	Houston, TX	384	2001	80%	1,107	93%
Wesley Village	Charlotte, NC	301	2010	100%	1,326	93%
Consolidated Operating Properties Subtotal/Average		11,286			$1,280	94%

Mezzanine/Preferred Investments	Location	Planned Number of Units	Pro Forma Average Rent (4)
Alexan CityCentre	Houston, TX	340	$1,566	(2)
Alexan Southside Place	Houston, TX	270	2,012
Arlo, formerly West Morehead	Charlotte, NC	286	1,507
Cade Boca Raton, formerly APOK Townhomes	Boca Raton, FL	90	2,549
Domain at The One Forty, formerly Domain	Garland, TX	299	1,469
Flagler Village	Fort Lauderdale, FL	385	2,352
Helios	Atlanta, GA	282	1,486
Leigh House, formerly Lake Boone Trail	Raleigh, NC	245	1,271
North Creek Apartments	Leander, TX	259	1,358
Novel Perimeter, formerly Crescent Perimeter	Atlanta, GA	320	1,749
Riverside Apartments	Austin, TX	222	1,408
Vickers Historic Roswell, formerly Vickers Village	Roswell, GA	79	3,176
Wayforth at Concord	Concord, NC	150	1,707
Whetstone Apartments	Durham, NC	204	1,284	(2)
Mezzanine and Preferred Investments Subtotal/Average		3,431	$1,692

Portfolio Properties Total/Average		14,717	$1,377

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended December 31, 2018.

(3) Percent occupied is calculated as (i) the number of units occupied as of December 31, 2018, divided by (ii) total number of units, expressed as a percentage.

(4) Alexan CityCentre, Alexan Southside Place, Helios, Leigh House, North Creek Apartments, Riverside Apartments, Wayforth at Concord, and Whetstone Apartments are preferred equity investments. Leigh House has the option to convert to indirect common interest in the property once the property reaches 70% occupancy. North Creek Apartments, Riverside Apartments, and Wayforth at Concord have the option to purchase the property at stabilization. Arlo, Cade Boca Raton, Domain at The One Forty, Flagler Village, Novel Perimeter, and Vickers Historic Roswell are mezzanine loan investments. Additionally, Arlo, Cade Boca Raton, Domain at The One Forty, and Vickers Historic Roswell have an option to purchase indirect property interest upon maturity.

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Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

Consolidated Statement of Operations

For the Three and Twelve Months Ended December 31, 2018 and 2017

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues
Net rental income	$39,534	$30,568	$144,325	$102,806
Other property revenues	4,754	3,817	18,136	12,840
Interest income from related parties	5,723	2,189	22,255	7,930
Total revenues	50,011	36,574	184,716	123,576
Expenses
Property operating	17,493	14,142	67,997	48,346
Property management fees	1,184	934	4,391	3,185
General and administrative	5,623	3,292	19,553	7,541
Management fees to related parties	—	993	—	12,726
Acquisition and pursuit costs	37	19	116	3,233
Management internalization	—	41,907	—	43,554
Weather-related losses, net	107	336	288	1,014
Depreciation and amortization	16,839	15,530	62,683	48,624
Total expenses	41,283	77,153	155,028	168,223
Operating income (loss)	8,728	(40,579)	29,688	(44,647)
Other income (expense)
Other income	—	—	—	17
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,435	2,472	10,312	10,336
Gain on sale of real estate investments	—	123	—	50,163
Gain on sale of real estate joint venture interests	—	24	—	10,262
Loss on extinguishment of debt and debt modification costs	—	—	(2,277)	(1,639)
Interest expense, net	(16,935)	(9,181)	(52,998)	(31,520)
Total other (expense) income	(14,500)	(6,562)	(44,963)	37,619
Net loss	(5,772)	(47,141)	(15,275)	(7,028)
Preferred stock dividends	(9,642)	(7,753)	(35,637)	(27,023)
Preferred stock accretion	(1,829)	(1,123)	(5,970)	(3,011)
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(3,998)	(9,376)	(12,839)	(9,372)
Partially owned properties	(460)	(400)	(1,284)	17,989
Net (loss) income attributable to noncontrolling interests	(4,458)	(9,776)	(14,123)	8,617
Net loss attributable to common stockholders	$(12,785)	$(46,241)	$(42,759)	$(45,679)

Net loss per common share – Basic	$(0.55)	$(1.87)	$(1.82)	$(1.79)

Net loss per common share – Diluted	$(0.55)	$(1.87)	$(1.82)	$(1.79)

Weighted average basic common shares outstanding	23,702,897	24,701,535	23,845,800	25,561,673
Weighted average diluted common shares outstanding	23,702,897	24,701,535	23,845,800	25,561,673

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Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

Consolidated Balance Sheets

Fourth Quarter 2018

(Unaudited and dollars in thousands except for share and per share amounts)

	December 31, 2018	December 31, 2017
ASSETS
Net Real Estate Investments
Land	$200,385	$169,135
Buildings and improvements	1,546,244	1,244,193
Furniture, fixtures and equipment	55,050	38,446
Construction in progress	989	985
Total Gross Real Estate Investments	1,802,668	1,452,759
Accumulated depreciation	(108,911)	(55,177)
Total Net Real Estate Investments	1,693,757	1,397,582
Cash and cash equivalents	24,775	35,015
Restricted cash	27,469	29,575
Notes and accrued interest receivable from related parties	164,084	140,903
Due from affiliates	2,854	2,003
Accounts receivable, prepaids and other assets	14,395	9,689
Preferred equity investments and investments in unconsolidated real estate joint ventures	89,033	71,145
In-place lease intangible assets, net	1,768	4,635
TOTAL ASSETS	$2,018,135	$1,690,547

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,206,136	$939,494
Revolving credit facilities	82,209	67,670
Accounts payable	1,486	1,652
Other accrued liabilities	31,690	22,952
Due to affiliates	726	1,575
Distributions payable	12,073	14,287
Total Liabilities	1,334,320	1,047,630
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; and 5,721,460 issued and outstanding as of December 31, 2018 and 2017	139,545	138,801
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 and 725,000 shares authorized; 306,009 and 184,130 issued and outstanding as of December 31, 2018 and 2017, respectively	272,842	161,742
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; and 2,323,750 issued and outstanding as of December 31, 2018 and 2017	56,485	56,196
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 229,900,000 and 230,400,000 shares authorized; none issued and outstanding as of December 31, 2018 and 2017, respectively	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 issued and outstanding at December 31, 2018 and 2017	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 23,322,211 and 24,218,359 shares issued and outstanding as of December 31, 2018 and 2017, respectively	233	242
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of December 31, 2018 and 2017	1	1
Additional paid-in-capital	307,938	318,170
Distributions in excess of cumulative earnings	(218,531)	(164,286)
Total Stockholders’ Equity	158,346	222,832
Noncontrolling Interests
Operating partnership units	27,613	42,999
Partially owned properties	28,984	20,347
Total Noncontrolling Interests	56,597	63,346
Total Equity	214,943	286,178
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,018,135	$1,690,547

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Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), core funds from operations (“CFFO”), and adjusted funds from operations (“AFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common shares and units is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as stock compensation expense, acquisition expenses, unrealized gains and losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), non-cash interest, one-time weather-related costs, and preferred stock accretion. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

AFFO makes certain adjustments to CFFO in order to arrive at a more refined measure of the operating performance of our portfolio. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts CFFO for items that impact our ongoing operations, such as subtracting recurring capital expenditures (and while we were externally managed, when calculating the quarterly incentive fee paid to our former Manager only, we further adjusted FFO to include any realized gains or losses on our real estate investments).  We believe that AFFO is helpful to investors as a meaningful supplemental indicator of our operational performance.

Our calculation of CFFO and AFFO differs from the methodology used for calculating CFFO and AFFO by certain other REITs and, accordingly, our CFFO and AFFO may not be comparable to CFFO and AFFO reported by other REITs. Our management utilizes FFO, CFFO, and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, CFFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO, CFFO, and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. While we were externally managed, we also used AFFO for purposes of determining the quarterly incentive fee paid to our former Manager in prior periods.

11

Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

Neither FFO, CFFO, nor AFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO, CFFO, and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO, CFFO, nor AFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired interests in five additional operating properties and three investments accounted for on the equity method of accounting subsequent to December 31, 2017. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

12

Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

The table below reconciles our calculations of FFO, CFFO and AFFO to net loss, the most directly comparable GAAP financial measure, for the three and twelve months ended December 31, 2018 and 2017 (in thousands, except per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss attributable to common shares	$(12,785)	$(46,241)	$(42,759)	$(45,679)
Add back: Net loss attributable to operating partnership units	(3,998)	(9,376)	(12,839)	(9,372)
Net loss attributable to common shares and units	(16,783)	(55,617)	(55,598)	(55,051)

Common stockholders and operating partnership units pro-rata share of:
Real estate depreciation and amortization (1)	15,785	14,520	59,103	44,741
Gain on sale of real estate investments	—	(123)	—	(34,436)
Gain on sale of joint venture interests, net	—	(15)	—	(6,414)
FFO Attributable to Common Shares and Units	(998)	(41,235)	3,505	(51,160)
Common stockholders and operating partnership units pro-rata share of:
Acquisition and pursuit costs	37	19	116	3,091
Non-cash interest expense	780	428	3,757	1,939
Unrealized loss on derivatives	3,001	—	2,776	—
Loss on extinguishment of debt and debt modification costs	—	—	2,226	1,551
Weather-related losses, net	102	315	280	956
Non-real estate depreciation and amortization (1)	85	6	301	6
Non-recurring income	—	—	—	(16)
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(280)	(253)	(980)	(1,243)
Management internalization	—	41,907	—	43,554
Non-cash equity compensation	1,768	1,972	6,807	15,022
Preferred stock accretion	1,829	1,123	5,970	3,011
CFFO Attributable to Common Shares and Units	$6,324	$4,282	$24,758	$16,711

Common stockholders and operating partnership units pro-rata share of:
Normally recurring capital expenditures	(735)	(520)	(2,569)	(1,541)
AFFO Attributable to Common Shares and Units	$5,589	$3,762	$22,189	$15,170

Per Share and Unit Information:
FFO Attributable to Common Shares and Units - diluted	$(0.03)	$(1.39)	$0.11	$(1.89)

CFFO Attributable to Common Shares and Units - diluted	$0.20	$0.14	$0.80	$0.62

AFFO Attributable to Common Shares and Units - diluted	$0.18	$0.13	$0.72	$0.56

Weighted average common shares and units outstanding - diluted	31,113,092	29,710,465	30,995,249	27,032,354

(1) The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

13

Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

Below is a reconciliation of net loss attributable to common stockholders to EBITDAre (unaudited and dollars in thousands).

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss attributable to common stockholders	$(12,785)	$(46,241)	$(42,759)	$(45,679)
Net (loss) income attributable to noncontrolling interests	(4,458)	(9,776)	(14,123)	8,617
Preferred stock dividends	9,642	7,753	35,637	27,023
Preferred stock accretion	1,829	1,123	5,970	3,011
Interest expense, net	16,935	9,181	52,998	31,520
Depreciation and amortization	16,754	15,524	62,382	48,618
Gain on sale of real estate investments	-	(123)	-	(50,163)
Gain on sale of joint venture interests, net	-	(24)	-	(10,262)
Loss on extinguishment of debt and debt modification costs	-	-	2,277	1,639
EBITDAre	$27,917	$(22,583)	$102,382	$14,324
Acquisition and pursuit costs	37	19	116	3,233
Management internalization	-	41,907	-	43,554
Non-real estate depreciation and amortization	85	6	301	6
Weather-related losses, net	107	336	288	1,014
Non-cash equity compensation	1,768	1,972	6,807	15,022
Non-recurring income	-	-	-	(17)
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(280)	(253)	(980)	(1,243)
Adjusted EBITDAre	$29,634	$21,404	$108,914	$75,893

14

Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

Certain amounts in prior periods, including related to tenant reimbursements for utility expenses amounting to zero and $3.0 million for the three and twelve months ended December 31, 2017, have been reclassified to other property revenues from property operating expenses, to conform to the current period.  In addition, property management fees have been reclassified from property operating expenses.

15

Bluerock Residential Growth REIT, Inc.
Fourth Quarter Earnings Release

The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss attributable to common shares	$(12,785)	$(46,241)	$(42,759)	$(45,679)
Add back: Net loss attributable to operating partnership units	(3,998)	(9,376)	(12,839)	(9,372)
Net loss attributable to common shares and units	(16,783)	(55,617)	(55,598)	(55,051)
Add common stockholders and operating partnership units pro-rata share of:
Depreciation and amortization	15,785	14,520	59,103	44,741
Non-real estate depreciation and amortization	85	6	301	6
Non-cash interest expense	780	428	3,757	1,939
Unrealized loss on derivatives	3,001	-	2,776	-
Property management fees	1,118	873	4,151	2,915
Management fees to related parties	-	993	-	12,726
Acquisition and pursuit costs	37	19	116	3,091
Loss on extinguishment of debt and debt modification costs	-	-	2,226	1,551
Corporate operating expenses	5,552	3,292	19,416	7,541
Management internalization	-	41,907	-	43,554
Weather-related losses, net	102	315	280	956
Preferred dividends	9,642	7,753	35,637	27,023
Preferred stock accretion	1,829	1,123	5,970	3,011
Less common stockholders and operating partnership units pro-rata share of:
Other income	-	-	-	16
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,435	2,472	10,312	10,336
Interest income from related parties	5,723	2,189	22,255	7,930
Gain on sale of joint venture interests, net	-	15	-	6,414
Gain on sale of real estate investments	-	123	-	34,436
Pro-rata share of properties' income	12,990	10,813	45,568	34,871
Add:
Noncontrolling interest pro-rata share of partially owned property income	774	707	2,629	3,112
Total property income	13,764	11,520	48,197	37,983
Add:
Interest expense	13,031	8,723	46,267	29,317
Net operating income	26,795	20,243	94,464	67,300
Less:
Non-same store net operating income	7,682	2,488	44,927	20,057
Same store net operating income (1)	$19,113	$17,755	$49,537	$47,243

(1) Same store portfolio for the three months ended December 31, 2018 consists of 24 properties, which represent 7,962 units. Same store portfolio for the year ended December 31, 2018 consists of 16 properties, which represent 5,151 units.

Contact

Investors:

(888) 558.1031
investor.relations@bluerockre.com

Media:

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

##

16

Bluerock Residential Growth REIT, Inc.
Financial and Operating Highlights
For the Three and Twelve Months Ended December 31, 2018
(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended			Year Ended
	December 31,			December 31,
OPERATING INFORMATION	2018	2017	% Change	2018	2017	% Change

Total revenue	$50,011	$36,574	36.7%	$184,716	$123,576	49.5%

Total assets	$2,018,135	$1,690,547	19.4%	$2,018,135	$1,690,547	19.4%

Property NOI (1)	$26,795	$20,243	32.4%	$94,464	$67,300	40.4%

Property NOI margins	60.5%	58.9%	2.7%	58.1%	58.2%	(0.2)%

Net loss per common share - Diluted	$(0.55)	$(1.87)	-	$(1.82)	$(1.79)	-

CFFO attributable to common shares and units per share (2)	$0.20	$0.14	42.9%	$0.80	$0.62	29.0%

AFFO attributable to common shares and units per share (2)	$0.18	$0.13	38.5%	$0.72	$0.56	28.6%

(1) See page 35 for the Company's definition of this non-GAAP measurement and reasons for using it.

(2) See page 32 for the Company's definition of this non-GAAP measurement and reasons for using it.

17

Bluerock Residential Growth REIT, Inc.
Share and Unit Information
Fourth Quarter 2018
(Unaudited)

Weighted Average Common Stock and Units Outstanding for the quarter ended December 31, 2018
Class A Common Stock	23,626,294
Class C Common Stock	76,603
Weighted Average Common Stock Outstanding, Diluted	23,702,897
LTIP Units	1,159,359
OP Units	6,250,836
Weighted Average Common Stock and Total Units Outstanding, Diluted	31,113,092

Outstanding Common Stock and Units at December 31, 2018	31,581,685

Outstanding 8.250% Series A Cumulative Redeemable Preferred Stock at December 31, 2018	5,721,460

Outstanding 6.000% Series B Redeemable Preferred Stock at December 31, 2018	306,009

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at December 31, 2018	2,323,750

Outstanding 7.125% Series D Cumulative Preferred Stock at December 31, 2018	2,850,602

The following table reflects the impact of various LTIP Unit issuances, share repurchases, and other share/unit changes subsequent to September 30, 2018:

Share Type	Shares and units outstanding September 30, 2018	LTIP Issuances	LTIP conversions to OP Units	Share Repurchases	Other	Shares and units outstanding December 31, 2018	Ownership %
Class A Common Stock	23,672,080	-	-	(417,324)	67,455	23,322,211	73.85%
Class C Common Stock	76,603	-	-	-	-	76,603	0.24%
Total share equivalents	23,748,683	-	-	(417,324)	67,455	23,398,814	74.09%
OP Units	6,230,667	-	156,671	-	(496)	6,386,842	20.22%
LTIP Units	1,829,150	123,550	(156,671)	-	-	1,796,029	5.69%
Total noncontrolling interest	8,059,817	123,550	-	-	(496)	8,182,871	25.91%
Total shares, OP and LTIP Units	31,808,500	123,550	-	(417,324)	66,959	31,581,685	100.00%

18

Bluerock Residential Growth REIT, Inc.
EBITDAre and Interest Information
Fourth Quarter 2018
(Unaudited and dollars in thousands)

Consolidated
Three Months Ended
December 31, 2018
Q4 EBITDAre CALCULATION
Net loss attributable to common stockholders	$(12,785)
Net loss attributable to noncontrolling interests	(4,458)
Preferred stock dividends	9,642
Preferred stock accretion	1,829
Interest expense, net	16,935
Depreciation and amortization	16,754
EBITDAre (1)	$27,917
Acquisition and pursuit costs	37
Non-real estate depreciation and amortization	85
Weather-related losses, net	107
Non-cash equity compensation	1,768
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(280)
Adjusted EBITDAre	$29,634

Modified Q4 EBITDAre calculation (2)
Adjusted EBITDAre	$29,634
Adjustment	471
Modified Q4 EBITDAre	$30,105
Modified Q4 EBITDAre annualized	$120,420

Modified Q4 interest calculation (2)(3)
Interest Expense	$13,031
Adjustment	545
Modified Q4 interest expense	$13,576
Modified Q4 interest expense annualized	$54,304

(1) See page 34 for a reconciliation of net income attributable to common stockholders to EBITDAre and the Company's definition of EBITDAre and reasons for using it.

(2) Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on October 1, 2018: (i) acquisition of Ashford Belmar, (ii) preferred investments in North Creek Apartments and Riverside Apartments, and (iii) amended agreements and additional investments at Alexan CityCentre, Alexan Southside, Cade Boca Raton, Helios, Leigh House, and Vickers Historic Roswell. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

(3) Interest expense excludes non-cash interest expense.

19

Bluerock Residential Growth REIT, Inc.
Financial Statistics
Fourth Quarter 2018
(Unaudited and dollars in thousands)

	Consolidated
	Three Months Ended
	December 31, 2018

Interest Coverage Ratio
Modified Q4 EBITDAre *	$30,105
Modified Q4 interest expense (4) *	$13,576
Interest Coverage Ratio	2.22	x

Quarterly Fixed Charge Coverage Ratio
Modified Q4 interest expense (4) *	$13,576
Preferred stock dividends	$9,642
Total fixed charges	$23,218
Modified Q4 EBITDAre *	$30,105
Modified Q4 EBITDAre fixed charge coverage ratio	1.30	x

Net Debt / Modified EBITDAre Ratio
Total debt (1)	$1,297,585
Less: cash (3)	$(52,244)
Net debt (total debt less cash)	$1,245,341
Modified Q4 EBITDAre, (annualized)*	$120,420
Net Debt / Modified EBITDAre Ratio	10.34	x

Leverage as a Percentage of assets
Total debt (1)	$1,297,585
Total undepreciated assets (2)	$2,127,046
Total Debt / Total Undepreciated Assets	61.0%
Net Debt / Net Undepreciated Assets (less cash)	60.0%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$849,854
Total debt (1)	$1,297,585
Total Enterprise Value	$2,147,439
Total Debt / Total Enterprise Value	60.4%
Net Debt / Total Enterprise Value	58.0%

(1) Total debt excludes amortization of fair market value adjustments of $2.2 million and deferred financing costs of $11.4 million.

(2) Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3) Cash includes cash, cash equivalents, and restricted cash.

(4) Interest expense excludes non-cash interest expense.

(5) Total market cap is calculated by using common shares, preferred shares, and equivalents (OP Units/LTIP Units) multiplied by the December 31, 2018 closing share prices.

* Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on October 1, 2018: (i) acquisition of Ashford Belmar, (ii) preferred investments in North Creek Apartments and Riverside Apartments, and (iii) amended agreements and additional investments at Alexan CityCentre, Alexan Southside, Cade Boca Raton, Helios, Leigh House, and Vickers Historic Roswell. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

20

Bluerock Residential Growth REIT, Inc.
Recent Acquisitions
(Unaudited)

Summary of Recent Acquisitions and Investments

Property	Location	Date of Investment	Year Built/ Renovated(1)	Number of Units	Indirect Ownership Interest in Property	Purchase Price (in millions)	Average Rent(2)

The Links at Plum Creek	Castle Rock, CO	3/26/2018	2000	264	88%	$61.1	$1,428

Sands Parc	Daytona Beach, FL	5/01/2018	2017	264	100%	46.2	1,323

Plantation Park	Lake Jackson, TX	6/14/2018	2016	238	80%	35.6	1,408

Veranda at Centerfield	Houston, TX	7/26/2018	1999	400	93%	40.2	926

North Creek Apartments(3)	Leander, TX	10/29/2018	2020	259	*	17.9	1,358

Wayforth at Concord(3)	Concord, NC	11/09/2018	2021	150	*	6.5	1,707

Ashford Belmar	Lakewood, CO	11/15/2018	1988/1993	512	85%	143.4	1,612

Riverside Apartments(3)	Austin, TX	12/06/2018	2020	222	*	15.6	1,408

Total/Average				2,309		$366.5	$1,347

(1) All dates are for the year construction was completed or expects to be completed, or the date that a significant renovation has or will be completed.

(2) Represents the average effective monthly rent per occupied unit for the three months ended December 31, 2018. The average rent for the development projects represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.

(3) Property is a development project. Purchase price represents estimated preferred equity investment committed for the development.

* The Company has made a preferred equity investment with an option to purchase the property upon stabilization. The preferred investment earns a preferred return.

21

Bluerock Residential Growth REIT, Inc.
Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties
For the Three Months Ended and Twelve Months Ended December 31, 2018
(Unaudited and dollars in thousands)

Multifamily Community Name	Investment Balance as of October 1, 2018	Change		Investment Balance as of December 31, 2018	Return as of December 31, 2018	AFFO Earned for the Three Months Ended December 31, 2018	AFFO Earned for the Year Ended December 31, 2018
Preferred and Equity Investments
Alexan CityCentre	$10,277	$928		$11,205	(1)	$447	$1,668
Alexan Southside	22,376	425		22,801	6.5%	606	3,201
Helios	18,868	321		19,189	7.0%	502	2,459
Leigh House, formerly Lake Boone Trail	12,917	402		13,319	(2)	506	1,910
North Creek Apartments	-	5,892		5,892	(3)	108	108
Riverside Apartments	-	3,600		3,600	(3)	31	31
Wayforth at Concord	-	-		-	(4)	-	-
Whetstone Apartments	12,932	-		12,932	(5)	-	-
Other	96		(1)	95	(6)	-	-
	$77,466	$11,567		$89,033		$2,200	$9,377

Mezzanine Loans (6)
Arlo, formerly West Morehead	$24,883	$10		$24,893	15.0%	$929	$3,687
Cade Boca Raton, formerly APOK Townhomes	11,361	493		11,854	15.0%	435	1,694
Domain at The One Forty, formerly Domain	20,528	8		20,536	15.0%	767	3,042
Flagler Village	75,408	28		75,436	12.9%	2,427	9,249
Novel Perimeter, formerly Crescent Perimeter	20,859	8		20,867	15.0%	779	3,091
Vickers Historic Roswell, formerly Vickers Village	10,202	296		10,498	15.0%	386	1,492
	$163,241	$843		$164,084		$5,723	$22,255

(1) The preferred investment includes $6.5 million earning a 15% return and $4.7 million earning a 20% return.

(2) The preferred investment includes $11.9 million earning a 15% return and $1.4 million earning a 20% return.

(3) The preferred investment is currently earning an 8.5% current return and a 4.0% accrued return.

(4) Once funded, the preferred investment will earn a 9.0% current return and a 4.0% accrued return.

(5) Commencing April 1, 2017, the preferred income is being accrued. As of December 31, 2018, $12.2 million is earning a 6.5% accrued return and $0.7 million is earning a 20% accrued return.

(6) The Company also holds an equity method investment with 0.5% common ownership.

22

Bluerock Residential Growth REIT, Inc.
Portfolio Information
Fourth Quarter 2018
(Unaudited)

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)	Average Rent(2)		Revenue per Occupied Unit(3)	Average Occupancy
Consolidated Operating Properties:
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	$1,301		$1,452	94.5%
ARIUM Glenridge	Atlanta, GA	480	1990	1,195		1,350	91.0%
ARIUM Grandewood	Orlando, FL	306	2005	1,384		1,499	95.9%
ARIUM Gulfshore	Naples, FL	368	2016	1,261		1,390	95.9%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	1,387		1,546	93.3%
ARIUM Metrowest	Orlando, FL	510	2001	1,368		1,552	94.6%
ARIUM Palms	Orlando, FL	252	2008	1,335		1,459	92.8%
ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	1,267		1,439	92.9%
ARIUM Westside	Atlanta, GA	336	2008	1,537		1,689	97.9%
Ashford Belmar	Lakewood, CO	512	1988/1993	1,612		1,757	93.2%
Ashton Reserve	Charlotte, NC	473	2015	1,116		1,246	92.9%
Citrus Tower	Orlando, FL	336	2006	1,279		1,409	93.1%
Enders Place at Baldwin Park	Orlando, FL	220	2003	1,762		1,849	95.0%
James on South First	Austin, TX	250	2016	1,277		1,430	94.5%
Marquis at Crown Ridge	San Antonio, TX	352	2009	1,006		1,119	93.5%
Marquis at Stone Oak	San Antonio, TX	335	2007	1,425		1,511	95.6%
Marquis at The Cascades	Tyler, TX	582	2009	1,201		1,297	97.2%
Marquis at TPC	San Antonio, TX	139	2008	1,499		1,607	94.9%
Outlook at Greystone	Birmingham, AL	300	2007	958		1,167	93.3%
Park & Kingston	Charlotte, NC	168	2015	1,243		1,331	96.4%
Plantation Park	Lake Jackson, TX	238	2016	1,408		1,483	96.5%
Preston View	Morrisville, NC	382	2000	1,093		1,199	95.2%
Roswell City Walk	Roswell, GA	320	2015	1,509		1,727	94.6%
Sands Parc	Daytona Beach, FL	264	2017	1,323		1,462	97.5%
Sorrel	Frisco, TX	352	2015	1,279		1,377	89.1%
Sovereign	Fort Worth, TX	322	2015	1,347		1,478	94.3%
The Brodie	Austin, TX	324	2001	1,271		1,435	96.8%
The Links at Plum Creek	Castle Rock, CO	264	2000	1,428		1,572	93.8%
The Mills	Greenville, SC	304	2013	1,019		1,150	95.1%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,350		1,484	95.5%
Veranda at Centerfield	Houston, TX	400	1999	926		1,045	93.8%
Villages of Cypress Creek	Houston, TX	384	2001	1,107		1,201	95.2%
Wesley Village	Charlotte, NC	301	2010	1,326		1,413	95.2%

Total Consolidated Operating Properties		11,286		$1,280		$1,412	94.5%

Mezzanine/Preferred Investments:
Alexan CityCentre	Houston, TX	340		$1,566		$1,648	92.4%
Alexan Southside Place	Houston, TX	270		2,012	(4)	N/A	N/A
Arlo, formerly West Morehead	Charlotte, NC	286		1,507	(4)	N/A	N/A
Cade Boca Raton, formerly APOK Townhomes	Boca Raton, FL	90		2,549	(4)	N/A	N/A
Domain at The One Forty, formerly Domain	Garland, TX	299		1,469	(4)	N/A	N/A
Flagler Village	Fort Lauderdale, FL	385		2,352	(4)	N/A	N/A
Helios	Atlanta, GA	282		1,486	(4)	N/A	N/A
Leigh House, formerly Lake Boone Trail	Raleigh, NC	245		1,271	(4)	N/A	N/A
North Creek Apartments	Leander, TX	259		1,358	(4)	N/A	N/A
Novel Perimeter, formerly Crescent Perimeter	Atlanta, GA	320		1,749	(4)	N/A	N/A
Riverside Apartments	Austin, TX	222		1,408	(4)	N/A	N/A
Vickers Historic Roswell, formerly Vickers Village	Roswell, GA	79		3,176	(4)	N/A	N/A
Wayforth at Concord	Concord, NC	150		1,707	(4)	N/A	N/A
Whetstone Apartments	Durham, NC	204		1,284		1,471	95.6%

Total Mezzanine/Preferred Investments		3,431		$1,692		$1,585	93.6%

Total Portfolio		14,717		$1,377		$1,420	94.5%

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended December 31, 2018.

(3) Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended December 31, 2018.

(4) Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.

23

Bluerock Residential Growth REIT, Inc.
Renovation Table
As of December 31, 2018
(Unaudited)

Units and Investment

	2018		To Date
	Completed	Completed	Total	Unrenovated Units
	in 4Q	Year-to-date	Completed	Remaining
Number of Renovations	339	1,186	1,666	4,796
Renovation Cost per Unit	$4,827	$4,695

Returns

	Cost	Monthly Rent	Return on
	per Unit	Premium	Investment
Weighted Average Returns to Date	$4,824	$104	25.9%

24

Bluerock Residential Growth REIT, Inc.
Mezzanine/Preferred Investments
As of December 31, 2018
(Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

						Actual/Estimated Dates for
Multifamily Community Name	Actual/ Planned Number of Units	Total Actual/ Estimated Construction Cost (in millions)	Cost to Date (in millions)	Actual/ Estimated Construction Cost Per Unit	Total Available Financing (in millions)	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations (3)
Whetstone Apartments (1)	204	$37.0	$37.0	$181,373	$26.3	N/A	3Q14	3Q15	4Q16
Alexan CityCentre (1)	340	$83.5	$80.7	$245,588	$55.1	4Q14	2Q17	4Q17	3Q18
Helios (1)	282	$51.8	$50.4	$183,688	$39.5	4Q15	2Q17	4Q17	4Q18
Alexan Southside Place (1)	270	$49.4	$47.0	$182,963	$31.6	4Q15	4Q17	1Q18	2Q19
Leigh House (1)	245	$40.2	$39.4	$164,082	$25.2	2Q16	3Q17	3Q18	1Q19
Vickers Historic Roswell (2)	79	$31.5	$29.9	$398,734	$18.0	2Q16	2Q18	3Q18	1Q20
Domain at The One Forty (2)	299	$52.6	$48.6	$175,920	$36.7	1Q17	2Q18	4Q18	4Q19
Arlo (2)	286	$60.0	$54.9	$209,790	$41.8	4Q16	2Q18	2Q19	1Q20
Cade Boca Raton (2)	90	$29.5	$27.7	$327,778	$18.7	2Q17	4Q18	2Q19	1Q20
Novel Perimeter (2)	320	$71.0	$68.4	$221,875	$44.7	4Q16	3Q18	2Q19	1Q20
Flagler Village (2)	385	$135.4	$66.5	$351,688	$70.4	1Q18	2Q20	3Q20	2Q22
North Creek Apartments (1)	259	$44.0	$7.0	$169,884	$23.6	4Q18	4Q19	3Q20	1Q21
Riverside Apartments (1)	222	$37.9	$6.2	$170,721	$20.2	2Q19	3Q20	4Q20	2Q21
Wayforth at Concord (1)	150	$33.5	$2.8	$223,333	$22.3	4Q18	1Q20	2Q21	2Q21

(1) Represents a preferred equity investment. Leigh House has the option to convert to indirect common interest in the property once the property reaches 70% occupancy.  North Creek Apartments, Riverside Apartments, and Wayforth at Concord have the option to purchase the property at stabilization.

(2) Represents a mezzanine loan investment. Arlo, Cade Boca Raton, Domain at The One Forty, and Vickers Historic Roswell have an option to purchase indirect property interest upon maturity.

(3) We defined stabilized occupancy as attainment of 90% physical occupancy.

25

Bluerock Residential Growth REIT, Inc.
Condensed Consolidated Balance Sheets
Fourth Quarter 2018
(Unaudited and dollars in thousands except for share and per share data)

	December 31, 2018	December 31, 2017
ASSETS
Net Real Estate Investments
Land	$200,385	$169,135
Buildings and improvements	1,546,244	1,244,193
Furniture, fixtures and equipment	55,050	38,446
Construction in progress	989	985
Total Gross Real Estate Investments	1,802,668	1,452,759
Accumulated depreciation	(108,911)	(55,177)
Total Net Real Estate Investments	1,693,757	1,397,582
Cash and cash equivalents	24,775	35,015
Restricted cash	27,469	29,575
Notes and accrued interest receivable from related parties	164,084	140,903
Due from affiliates	2,854	2,003
Accounts receivable, prepaids and other assets	14,395	9,689
Preferred equity investments and investments in unconsolidated real estate joint ventures	89,033	71,145
In-place lease intangible assets, net	1,768	4,635
TOTAL ASSETS	$2,018,135	$1,690,547

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,206,136	$939,494
Revolving credit facilities	82,209	67,670
Accounts payable	1,486	1,652
Other accrued liabilities	31,690	22,952
Due to affiliates	726	1,575
Distributions payable	12,073	14,287
Total Liabilities	1,334,320	1,047,630
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; and 5,721,460 issued and outstanding as of December 31, 2018 and 2017	139,545	138,801
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 and 725,000 shares authorized; 306,009 and 184,130 issued and outstanding as of December 31, 2018 and 2017, respectively	272,842	161,742
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; and 2,323,750 issued and outstanding as of December 31, 2018 and 2017	56,485	56,196
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 229,900,000 and 230,400,000 shares authorized; none issued and outstanding as of December 31, 2018 and 2017, respectively	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 issued and outstanding at December 31, 2018 and 2017	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 23,322,211 and 24,218,359 shares issued and outstanding as of December 31, 2018 and 2017, respectively	233	242
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of December 31, 2018 and 2017	1	1
Additional paid-in-capital	307,938	318,170
Distributions in excess of cumulative earnings	(218,531)	(164,286)
Total Stockholders’ Equity	158,346	222,832
Noncontrolling Interests
Operating partnership units	27,613	42,999
Partially owned properties	28,984	20,347
Total Noncontrolling Interests	56,597	63,346
Total Equity	214,943	286,178
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,018,135	$1,690,547

26

Bluerock Residential Growth REIT, Inc.
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2018 and 2017
(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues
Net rental income	$39,534	$30,568	$144,325	$102,806
Other property revenues	4,754	3,817	18,136	12,840
Interest income from related parties	5,723	2,189	22,255	7,930
Total revenues	50,011	36,574	184,716	123,576
Expenses
Property operating	17,493	14,142	67,997	48,346
Property management fees	1,184	934	4,391	3,185
General and administrative	5,623	3,292	19,553	7,541
Management fees to related parties	—	993	—	12,726
Acquisition and pursuit costs	37	19	116	3,233
Management internalization	—	41,907	—	43,554
Weather-related losses, net	107	336	288	1,014
Depreciation and amortization	16,839	15,530	62,683	48,624
Total expenses	41,283	77,153	155,028	168,223
Operating income (loss)	8,728	(40,579)	29,688	(44,647)
Other income (expense)
Other income	—	—	—	17
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,435	2,472	10,312	10,336
Gain on sale of real estate investments	—	123	—	50,163
Gain on sale of real estate joint venture interests	—	24	—	10,262
Loss on extinguishment of debt and debt modification costs	—	—	(2,277)	(1,639)
Interest expense, net	(16,935)	(9,181)	(52,998)	(31,520)
Total other (expense) income	(14,500)	(6,562)	(44,963)	37,619
Net loss	(5,772)	(47,141)	(15,275)	(7,028)
Preferred stock dividends	(9,642)	(7,753)	(35,637)	(27,023)
Preferred stock accretion	(1,829)	(1,123)	(5,970)	(3,011)
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(3,998)	(9,376)	(12,839)	(9,372)
Partially owned properties	(460)	(400)	(1,284)	17,989
Net (loss) income attributable to noncontrolling interests	(4,458)	(9,776)	(14,123)	8,617
Net loss attributable to common stockholders	$(12,785)	$(46,241)	$(42,759)	$(45,679)

Net loss per common share - Basic	$(0.55)	$(1.87)	$(1.82)	$(1.79)

Net loss per common share – Diluted	$(0.55)	$(1.87)	$(1.82)	$(1.79)

Weighted average basic common shares outstanding	23,702,897	24,701,535	23,845,800	25,561,673
Weighted average diluted common shares outstanding	23,702,897	24,701,535	23,845,800	25,561,673

27

Bluerock Residential Growth REIT, Inc.
Reconciliation of Funds from Operations (FFO), Core FFO (CFFO), and Adjusted Funds from Operations (AFFO) Attributable to Common Shares and Units
For the Three and Twelve Months Ended December 31, 2018 and 2017
(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss attributable to common shares	$(12,785)	$(46,241)	$(42,759)	$(45,679)
Add back: Net loss attributable to operating partnership units	(3,998)	(9,376)	(12,839)	(9,372)
Net loss attributable to common shares and units	(16,783)	(55,617)	(55,598)	(55,051)

Common stockholders and operating partnership units pro-rata share of:
Real estate depreciation and amortization (1)	15,785	14,520	59,103	44,741
Gain on sale of real estate investments	—	(123)	—	(34,436)
Gain on sale of joint venture interests, net	—	(15)	—	(6,414)
FFO Attributable to Common Shares and Units	(998)	(41,235)	3,505	(51,160)
Common stockholders and operating partnership units pro-rata share of:
Acquisition and pursuit costs	37	19	116	3,091
Non-cash interest expense	780	428	3,757	1,939
Unrealized loss on derivatives	3,001	—	2,776	—
Loss on extinguishment of debt and debt modification costs	—	—	2,226	1,551
Weather-related losses, net	102	315	280	956
Non-real estate depreciation and amortization (1)	85	6	301	6
Non-recurring income	—	—	—	(16)
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(280)	(253)	(980)	(1,243)
Management internalization	—	41,907	—	43,554
Non-cash equity compensation	1,768	1,972	6,807	15,022
Preferred stock accretion	1,829	1,123	5,970	3,011
CFFO Attributable to Common Shares and Units	$6,324	$4,282	$24,758	$16,711

Common stockholders and operating partnership units pro-rata share of:
Normally recurring capital expenditures	(735)	(520)	(2,569)	(1,541)
AFFO Attributable to Common Shares and Units	$5,589	$3,762	$22,189	$15,170

Per Share and Unit Information:
FFO Attributable to Common Shares and Units - diluted	$(0.03)	$(1.39)	$0.11	$(1.89)

CFFO Attributable to Common Shares and Units - diluted	$0.20	$0.14	$0.80	$0.62

AFFO Attributable to Common Shares and Units - diluted	$0.18	$0.13	$0.72	$0.56

Weighted average common shares and units outstanding - diluted	31,113,092	29,710,465	30,995,249	27,032,354

(1) The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

28

Bluerock Residential Growth REIT, Inc.
Mortgages Payable Summary Information
As of December 31, 2018
(Unaudited and dollars in thousands)

Mortgages Payable

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM at Palmer Ranch	$41,348	4.41%	Fixed	May 1, 2025
ARIUM Glenridge	49,500	3.68%	L + 1.33% subject to Cap (1)	September 1, 2025
ARIUM Grandewood	39,385	4.05%	(2)	July 1, 2025
ARIUM Hunter’s Creek	72,294	3.65%	Fixed	November 1, 2024
ARIUM Metrowest	64,559	4.43%	Fixed	May 1, 2025
ARIUM Palms	30,320	3.75%	L + 1.40% subject to Cap (1)	September 1, 2025
ARIUM Pine Lakes	26,950	3.95%	Fixed	November 1, 2023
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashford Belmar	100,675	4.53%	Fixed	December 1, 2025
Ashton Reserve I	30,878	4.67%	Fixed	December 1, 2025
Ashton Reserve II	15,213	3.85%	L + 1.50% subject to Cap (1)	August 1, 2025
Citrus Tower	41,438	4.07%	Fixed	October 1, 2024
Enders Place at Baldwin Park (3)	23,822	4.30%	Fixed	November 1, 2022
James on South First	26,500	4.35%	Fixed	January 1, 2024
Marquis at Crown Ridge	28,634	3.96%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at Stone Oak	42,725	3.96%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at The Cascades I	32,899	3.96%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at The Cascades II	22,960	3.96%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at TPC	16,826	3.96%	L + 1.61% subject to Cap (1)	June 1, 2024
Outlook at Greystone	22,105	4.30%	Fixed	June 1, 2025
Park & Kingston (4)	18,432	3.41%	Fixed	April 1, 2020
Plantation Park	26,625	4.64%	Fixed	July 1, 2028
Preston View	41,657	3.85%	L + 1.50% subject to Cap (1)	August 1, 2025
Roswell City Walk	51,000	3.63%	Fixed	December 1, 2026
Sorrel	38,684	4.64%	L + 2.29% subject to Cap (1)	May 1, 2023
Sovereign	28,227	3.46%	Fixed	November 10, 2022
The Brodie	34,825	3.71%	Fixed	December 1, 2023
The Links at Plum Creek	40,000	4.31%	Fixed	October 1, 2025
The Mills	26,298	4.21%	Fixed	January 1, 2025
The Preserve at Henderson Beach	35,602	4.65%	Fixed	January 5, 2023
Veranda at Centerfield	26,100	3.60%	L + 1.25% subject to Cap (1)	July 26, 2023
Villages of Cypress Creek	26,200	3.23%	Fixed	October 1, 2022
Wesley Village	40,545	4.25%	Fixed	April 1, 2024
Total	1,215,376
Fair value adjustments	2,204
Deferred financing costs, net	(11,444)
Total	$1,206,136
Weighted Average Interest Rate	4.06%

(1) In December 2018, one month LIBOR in effect was 2.35%. One month LIBOR at December 31, 2018 was 2.50%. LIBOR rate is subject to a LIBOR rate cap of 2.50% until at earliest July 1, 2021.

(2) The principal balance includes a $19.7 million advance at a fixed rate of 4.35% and a $19.7 million advance at a variable rate of 3.75% as of December 31, 2018.

(3) The principal balance includes a $16.2 million loan at a fixed rate of 3.97% and a $7.6 million supplemental loan at a fixed rate of 5.01%.

(4) The principal balance includes a $15.3 million loan at a fixed rate of 3.21% and a $3.2 million supplemental loan at a fixed rate of 4.34%.

29

Bluerock Residential Growth REIT, Inc.
Mortgages Payable Summary Information Continued
As of December 31, 2018
(Unaudited and dollars in thousands)

Mortgages Payable Maturity Schedules

Year	Fixed Rate	Floating Rate	Total	% of Total
2019	$4,530	$2,835	$7,365	0.61%
2020	27,109	3,644	30,753	2.53%
2021	11,251	4,654	15,905	1.31%
2022	85,568	5,904	91,472	7.53%
2023	153,084	68,131	221,215	18.20%
Thereafter	568,644	280,022	848,666	69.82%
	$850,186	$365,190	$1,215,376	100.00%
Fair Value Adjustments	2,204	-	2,204
Subtotal	$852,390	$365,190	$1,217,580
Deferred Financing Costs, net	(7,611)	(3,833)	(11,444)
Total	$844,779	$361,357	$1,206,136

	Amounts	% of Total	Weighted Average Interest Rates	Weighted Average Maturities (years)
Secured Fixed Rate Debt	$852,390	70.0%	4.12%	5.8
Secured Floating Rate Debt (1)	365,190	30.0%	3.92%	5.8
Total/Average	$1,217,580	100.0%	4.06%	5.8

(1) 100% of the floating rate debt is subject to a LIBOR rate cap of 2.50% until at earliest July 1, 2021.

30

Bluerock Residential Growth REIT, Inc.
2019 Projected Guidance
(Unaudited and dollars in thousands except for per share data)

	2019 Outlook (3)
	Low	High

Core Funds From Operations Attributable to Common Shares and Units per share	$0.80	$0.84

Same Store NOI Growth	3.0%	4.0%
Property management fee as a % of revenue	2.7%	2.7%
General and administrative expenses (1)	10,300	10,000
Income from preferred equity & mezzanine investments	33,500	33,500
Normally recurring capital expenditures (2)	2,500	2,300

Value-add Upgrades
Forecasted unit count	900	1,200
Return on investment	20%	20%

Dispositions
Total Gross Asset Value	200,000	400,000

Non-Controlling Interest, Preferred Stock and Share Count Assumptions
Noncontrolling interest % of CFFO - Partially owned properties	5.0%	4.7%
Series B Raise	135,000	185,000
Preferred stock dividends	44,000	45,300
Estimated weighted average diluted common shares and units outstanding	31,500	31,500

Amounts in thousands except per share.

(1) General and administrative expenses exclude non-cash expenses, such as depreciation and non-cash equity compensation.

(2) Normally recurring capital expenditures exclude development, investment, revenue enhancing and non-recurring capital expenditures.

(3) The Company has not reconciled projected Core Funds From Operations Attributable to Common Shares and Units per share (“CFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

31

Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations, Attributable to Common Shares and Units

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), core funds from operations (“CFFO”), and adjusted funds from operations (“AFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common shares and units is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as stock compensation expense, acquisition expenses, unrealized gains or losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), non-cash interest, one-time weather-related costs, and preferred stock accretion. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

AFFO makes certain adjustments to CFFO in order to arrive at a more refined measure of the operating performance of our portfolio. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts CFFO for items that impact our ongoing operations, such as subtracting recurring capital expenditures (and while we were externally managed, when calculating the quarterly incentive fee paid to our former Manager only, we further adjusted FFO to include any realized gains or losses on our real estate investments).  We believe that AFFO is helpful to investors as a meaningful supplemental indicator of our operational performance.

Our calculation of CFFO and AFFO differs from the methodology used for calculating CFFO and AFFO by certain other REITs and, accordingly, our CFFO and AFFO may not be comparable to CFFO and AFFO reported by other REITs. Our management utilizes FFO, CFFO, and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, CFFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO, CFFO, and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. While we were externally managed, we also used AFFO for purposes of determining the quarterly incentive fee paid to our former Manager in prior periods.

Neither FFO, CFFO, nor AFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO, CFFO, and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO, CFFO, nor AFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired interests in five additional operating properties and three investments accounted for on the equity method of accounting subsequent to December 31, 2017. The results presented are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

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Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

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Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures
(Unaudited and dollars in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of net loss attributable to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss attributable to common stockholders	$(12,785)	$(46,241)	$(42,759)	$(45,679)
Net (loss) income attributable to noncontrolling interests	(4,458)	(9,776)	(14,123)	8,617
Preferred stock dividends	9,642	7,753	35,637	27,023
Preferred stock accretion	1,829	1,123	5,970	3,011
Interest expense, net	16,935	9,181	52,998	31,520
Depreciation and amortization	16,754	15,524	62,382	48,618
Gain on sale of real estate investments	-	(123)	-	(50,163)
Gain on sale of joint venture interests, net	-	(24)	-	(10,262)
Loss on extinguishment of debt and debt modification costs	-	-	2,277	1,639
EBITDAre	$27,917	$(22,583)	$102,382	$14,324
Acquisition and pursuit costs	37	19	116	3,233
Management internalization	-	41,907	-	43,554
Non-real estate depreciation and amortization	85	6	301	6
Weather-related losses, net	107	336	288	1,014
Non-cash equity compensation	1,768	1,972	6,807	15,022
Non-recurring income	-	-	-	(17)
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(280)	(253)	(980)	(1,243)
Adjusted EBITDAre	$29,634	$21,404	$108,914	$75,893

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Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures
(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

We have acquired interests in five additional operating properties and three investments accounted for on the equity method of accounting subsequent to December 31, 2017. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss attributable to common shares	$(12,785)	$(46,241)	$(42,759)	$(45,679)
Add back: Net loss attributable to operating partnership units	(3,998)	(9,376)	(12,839)	(9,372)
Net loss attributable to common shares and units	(16,783)	(55,617)	(55,598)	(55,051)
Add common stockholders and operating partnership units pro-rata share of:
Depreciation and amortization	15,785	14,520	59,103	44,741
Non-real estate depreciation and amortization	85	6	301	6
Non-cash interest expense	780	428	3,757	1,939
Unrealized loss on derivatives	3,001	-	2,776	-
Property management fees	1,118	873	4,151	2,915
Management fees to related parties	-	993	-	12,726
Acquisition and pursuit costs	37	19	116	3,091
Loss on extinguishment of debt and debt modification costs	-	-	2,226	1,551
Corporate operating expenses	5,552	3,292	19,416	7,541
Management internalization	-	41,907	-	43,554
Weather-related losses, net	102	315	280	956
Preferred dividends	9,642	7,753	35,637	27,023
Preferred stock accretion	1,829	1,123	5,970	3,011
Less common stockholders and operating partnership units pro-rata share of:
Other income	-	-	-	16
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,435	2,472	10,312	10,336
Interest income from related parties	5,723	2,189	22,255	7,930
Gain on sale of joint venture interests, net	-	15	-	6,414
Gain on sale of real estate investments	-	123	-	34,436
Pro-rata share of properties' income	12,990	10,813	45,568	34,871
Add:
Noncontrolling interest pro-rata share of partially owned property income	774	707	2,629	3,112
Total property income	13,764	11,520	48,197	37,983
Add:
Interest expense	13,031	8,723	46,267	29,317
Net operating income	26,795	20,243	94,464	67,300
Less:
Non-same store net operating income	7,682	2,488	44,927	20,057
Same store net operating income (1)	$19,113	$17,755	$49,537	$47,243

(1) Same store portfolio for the three months ended December 31, 2018 consists of 24 properties, which represent 7,962 units. Same store portfolio for the year ended December 31, 2018 consists of 16 properties, which represent 5,151 units.

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